PARTICIPATION AGREEMENT

PARTICIPATION AGREEMENT

Among

SYMETRA LIFE INSURANCE COMPANY

VOYA INVESTMENTS DISTRIBUTOR, LLC

VOYA VARIABLE PORTFOLIOS, INC.

and

VOYA INVESTORS TRUST

THIS AGREEMENT is made and entered into as of this _______day of January, 2016, by and among Symetra Life Insurance Company (hereinafter "Company"), an Iowa life insurance company, on its own behalf and on behalf of its separate account(s) (the "Account(s)") as set forth on Schedule A hereto; Voya Variable Portfolio, Inc., an open-end management investment company and corporation organized under the laws of Maryland; and Voya Investors Trust, an open-end management investment company and business trust organized under the laws of Massachusetts (hereinafter, a "Registrant" and together with Voya Variable Portfolio, Inc., the “Registrants”) on their own behalf and on behalf of the applicable Portfolios set forth on Schedule A hereto; and Voya Investments Distributor, LLC (hereinafter the "Distributor"), a Delaware limited liability company.

WHEREAS, the Agreement supersedes all prior agreements and understandings between the parties relating to the subject matter hereof, including the Fund Participation Agreement, dated as of September 20, 1995 between SAFECO Life Insurance Company and Lexington Emerging Markets Fund, Inc., Lexington Natural Resources Trust and Lexington Management Corporation;

WHEREAS, each Registrant is registered with the Securities and Exchange Commission (“SEC”) as an open-end management investment company under the Investment Company Act of 1940 (“1940 Act”) and is available to act as an investment vehicle for separate accounts established for variable life insurance policies and/or variable annuity contracts (collectively, the "Variable Insurance Products") to be offered by insurance companies, including the Company, which have entered into participation agreements similar to this Agreement (hereinafter "Participating Insurance Companies"); and

WHEREAS, the beneficial interest in each Registrant is divided into several series, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets; and

WHEREAS, (a) the Company issues certain variable annuity or variable life contracts (the "Contracts") as set forth in Schedule A hereto as the parties hereto may amend from time to time, which Contracts are registered under the Securities Act of 1933 (“1933 Act”) or exempt from registration thereunder; (b) the Company funds the Contracts through the Account(s) which is/are, or will be, duly organized, validly existing segregated asset account(s), established by resolution of the Board of Directors of the Company under the insurance laws of the Company’s state of domicile at the time of the establishment of the Account, to set aside and invest assets attributable to the Contracts which, in turn, are purchased by contract owners (“Customers”); and (c) each Account, which may be divided into two or more subaccounts, is registered as a unit investment trust under the 1940 Act or exempt from registration thereunder; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolio(s) listed in Schedule A attached hereto and incorporated herein by reference, as such Schedule may be amended from time to time by mutual written agreement (the "Designated Portfolio(s)"), on behalf of the Account(s) to fund the Contracts, and each Registrant is authorized to sell such shares to unit investment trusts such as the Account(s) at net asset value; and

NOW, THEREFORE, in consideration of their mutual promises, the Company, each Registrant, and the Distributor agree as follows:

ARTICLE I
SALE OF SHARES

1.1     Each Registrant agrees to sell to the Company those shares of its Designated Portfolio(s) (as listed on Schedule A hereto) which the Account(s) orders, executing such orders on each Business Day at the net asset value next computed after receipt by the Registrant or its designee of the order for the shares of the Designated Portfolios. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Designated Portfolio calculates its net asset value pursuant to the rules of the SEC. A “Trade Date” is any Business Day on which trading occurred. For purposes of this Section 1.1, the Company shall be the designee of each Registrant for receipt of such orders and receipt by such designee shall constitute receipt by the Registrant, provided that the Registrant receives notice of any such order in compliance with this Article I of this Agreement.

1.2     Each Registrant agrees to make shares of the Designated Portfolio(s) available for purchase at the applicable net asset value per share by the Company and the Account(s) on those days on which the Registrant calculates its Designated Portfolio(s)’ net asset value pursuant to rules of the SEC, and the Registrant shall calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Directors/Trustees of each Registrant (hereinafter the "Board") may refuse to sell shares of any Designated Portfolio to any person, or suspend or terminate the offering of shares of any Designated Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Designated Portfolio.

1.3     Each Registrant and the Distributor agree that shares of the Designated Portfolios will be sold only to Participating Insurance Companies and their separate accounts and other persons who are permissible investors consistent with the Account(s) meeting the requirement of Treasury Regulation §1.817-5.

1.4     Each Registrant shall redeem its shares in accordance with the terms of its then current prospectus for the applicable Designated Portfolio. (For purposes of this Section 1.4, the Company shall be the designee of each Registrant for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Registrant, provided that the Registrant receives notice of any such request for redemption by 10:00 a.m. Eastern time on the next following Business Day.)

1.5     The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; each Registrant's shares may be sold to other Participating Insurance Companies (subject to Section 1.3) and the cash value of the Contracts may be invested in other investment companies.

1.6    If transactions in Designated Portfolio shares are to be settled through the National Securities Clearing Corporation’s Mutual Fund Settlement, Entry and Registration Verification (“Fund/SERV”) system, the following provisions shall apply:

a)	Transaction Method.

(i)
Fund/SERV Transactions. If the parties choose to use the NSCC Fund/SERV system, any corrections to a Designated Portfolio’s prices for the prior Trade Date, defined above, will be submitted through the Mutual Fund Profile with the correct prices and applicable date. If the corrections are dated later than Trade Date plus one, a facsimile should be sent in addition to the Mutual Fund Profile submission; or

(ii)
Manual Transactions. If the parties choose not to use Fund/SERV, if there are technical problems with Fund/SERV, or if the parties are not able to transmit or receive information through Fund/SERV, any corrections to a Designated Portfolio’s prices should be communicated by facsimile or by electronic transmission, and will include for each day on which an adjustment has occurred the incorrect fund price, the correct price, and, to the extent communicated to Customers, the reason for the adjustment.

b)	Purchases and Redemption Orders; Settlement of Transactions.

(i)	Method of Communication: Fund/SERV Transactions. If the parties choose to use Fund/SERV, the procedures listed in Schedule E (“Transaction Procedures”), Option A will apply.

The Company or its designee and the Registrant or its designee will be bound by the rules of the NSCC. Without limiting the generality of the following provisions of this section, the Company or its designee and the Registrant or its designee each will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by the NSCC applicable to Fund/SERV and the Networking Matrix Level utilized.

Any information transmitted through NSCC’s Networking system by any party to the other and pursuant to this amendment will be accurate, complete, and in the format prescribed by the NSCC. Each party will adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Networking and to limit the access to, and the inputting of data into, Networking to persons specifically authorized by such party.

(ii)
Method of Communication: Manual Transactions. If the parties choose not to use Fund/SERV, if there are technical problems with Fund/SERV, or if the parties are not able to transmit or receive information through Fund/SERV, then the procedures listed in Schedule E (“Transaction Procedures”), Option B will apply.

1.7     Issuance and transfer of each Registrant’s shares will be by book entry only. Stock certificates will not be issued to the Company or the Account(s). Shares purchased from each Registrant will be recorded in an appropriate title for the Account(s) or the appropriate sub-account of the Account(s).

1.8     Each Registrant shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Designated Portfolio(s)’ shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Designated Portfolio shares in additional shares of that Designated Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. Each Registrant shall notify the Company by the end of the next following Business Day of the number of shares so issued as payment of such dividends and distributions.

1.9     In the event of an error in the computation of a Designated Portfolio's net asset value per share ("NAV") or any dividend or capital gain distribution (each, a "pricing error"), the applicable Registrant(s) shall immediately notify the Company as soon as possible after discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing in accordance with Article XI of this Agreement. A pricing error shall be corrected as follows:

a)	If the pricing error results in a difference between the erroneous NAV and the correct NAV of less than $0.01 per share, then no corrective action need be taken.

b)
If the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than $0.01 per share, but less than 1/2 of 1% of the Designated Portfolio's NAV at the time of the error, then the applicable Registrant shall reimburse the Designated Portfolio for any loss, after taking into consideration any positive effect of such error; however, no adjustments to a Customer’s accounts need be made.

c)
If the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than 1/2 of 1% of the Designated Portfolio's NAV at the time of the error, then the applicable Registrant shall reimburse the Designated Portfolio for any loss (without taking into consideration any positive effect of such error) and shall reimburse the Company for the costs of adjustments made to correct a Customer’s accounts in accordance with the provisions of Schedule B.

If an adjustment is necessary to correct a material error which has caused Customers to receive less than the amount to which they are entitled, the number of shares of the applicable sub-account of such Customers will be adjusted and the amount of any underpayments shall be credited by the applicable Registrant to the Company for crediting of such amounts to the applicable Customers accounts. Upon notification by a Registrant of any overpayment due to a material error, the Company shall promptly remit to Registrant any overpayment that has not been paid to Customers. In no event shall the Company be liable to Customers for any such adjustments or underpayment amounts. A pricing error within items (a) and (b) above shall be deemed to be "materially incorrect" or constitute a "material error" for purposes of this Agreement.

The standards set forth in this Section 1.9 are based on the parties’ understanding of the views expressed by the staff of the SEC as of the date of this Agreement. In the event the views of the SEC staff are later modified or superseded by SEC or judicial interpretation, the parties shall amend the foregoing provisions of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all parties.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1     The Company represents and warrants that:

a)	The Contracts and the securities deemed to be issued by the Account(s) under the Contracts are or will be registered under the 1933 Act or are exempt from registration thereunder.

b)
The Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance requirements.

c)
It is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account(s) prior to any issuance or sale of units thereof as a segregated asset account under Washington law.

d)
The Account(s) are, or will be prior to investing in the Designated Portfolios, registered as unit investment trusts in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or are exempt from registration thereunder, and that such registrations will be maintained for so long as any Contracts are outstanding as required by applicable law.

e)
It will endeavor to mutually cooperate with the Registrants with respect to the implementation of any modifications necessitated by any change in state insurance laws, regulations or interpretations of the foregoing that affect the Designated Portfolio(s) (a "Law Change"), and to promptly inform the Registrants of any Law Change that becomes known to it.

2.2     Each Registrant represents and warrants that:

a)
It has obtained an order from the SEC, dated May 3, 2000 (File No. 812-11848), granting Participating Insurance Companies and their variable annuity separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940 Act, as amended (the “1940 Act”) and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of each Registrant to be sold to and held by variable annuity and variable life insurance separate accounts that may or may not be affiliated with one another and qualified pension and retirement plans ("Qualified Plans") (hereinafter the "Mixed and Shared Funding Exemptive Order").

b)
Designated Portfolio(s) shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal securities laws including without limitation the 1933 Act, the Securities Exchange Act of 1934, as amended, (the "1934 Act”), and the 1940 Act.

c)	It is and shall remain registered under the 1940 Act.

d)	It shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to affect the continuous offering of its shares.

e)
It will make every effort to ensure that Designated Portfolio(s) shares will be sold in compliance with the insurance laws of the Registrant’s state of domicile and all applicable state insurance and securities laws.

f)	It shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent required by applicable law.

g)	It will endeavor to mutually cooperate with the Company with respect to the implementation of any Law Change, and to keep the Company informed of any Law Change that becomes known to it.

h)	It is lawfully organized and validly existing under the laws of its state of domicile and that it does and will comply in all material respects with the 1940 Act.

2.3     To the extent that the Registrant, on behalf of a Designated Portfolio, decides to finance distribution expenses pursuant to Rule 12b-1 plan, it will do such pursuant to the requirements of Rule 12b-1 under the 1940 Act. Any payment made to the Company for services provided will be paid in accordance with Schedule C of this Agreement.

2.4      In the event of such a Law Change as defined in Section 2.1, each Registrant agrees that, except in those circumstances where the Registrant has advised the Company that its Board has determined that implementation of a particular Law Change is not in the best interest of all of the Registrant’s shareholders with an explanation regarding why such action is lawful, any action required by a Law Change will be taken.

2.5     The Distributor represents and warrants that:

a)	It is duly registered as a broker-dealer under the 1934 Act and is a member in good standing of the Financial Industry Regulatory Agency, Inc. (“FINRA”).

b)	It is and shall remain duly registered under all applicable federal and state securities laws.

c)	It shall perform its obligations for each Registrant in compliance in all material respects with the laws of any applicable state and federal securities laws.

2.6     Each Registrant and the Distributor represent and warrant that:

a)
All of their respective officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Registrant are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Registrant in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time.

b)	The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.7     Each Registrant will provide the Company with as much advance notice as is reasonably practicable of any material change affecting its Designated Portfolio(s) (including, but not limited to, any material change in the registration statement or prospectus affecting the Designated Portfolio(s)) and any proxy solicitation affecting the Designated Portfolio(s) and consult with the Company in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the prospectuses for the Contracts. Each Registrant agrees to share equitably in expenses incurred by the Company as a result of actions taken by the Registrant, consistent with the allocation of expenses contained in Schedule B attached hereto and incorporated herein by reference.

2.8     The Company represents and warrants, for purposes other than diversification under Section 817 of the Internal Revenue Code of 1986 as amended ("the Code"), that:

a)
The Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance contracts under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify each Registrant and the Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

b)
The Account(s) is/are a "segregated asset account" and that interests in the Account(s) are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under Section 817 of the Code and the regulations thereunder.

c)	It will not purchase shares of the Designated Portfolios with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

The Company will use every effort to continue to meet such definitional requirements, and it will notify each Registrant and the Distributor immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

ARTICLE III
PROSPECTUSES AND PROXY STATEMENTS; VOTING

3.1    At least annually, each Registrant or the Distributor shall provide the Company with an electronic, print ready copy of each Registrant’s current summary prospectus for the Designated Portfolio(s) as the Company may request for marketing purposes (including distribution to Customers with respect to new sales of a Contract), with expenses to be borne in accordance with Schedule B hereof.  If requested by the Company in lieu thereof the Designated Portfolios or the Distributor shall provide such documentation and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the summary prospectuses for the Designated Portfolio(s) are amended). Each Designated Portfolio and the Distributor agree that the summary prospectus for the Designated Portfolio(s) will describe only the Designated Portfolio(s) and will not name or describe any other portfolios or series that may be in the Registrants unless required by law.

3.2     Each Registrant’s prospectus for the Designated Portfolio(s) shall state that the Statement of Additional Information ("SAI") relevant to the Designated Portfolio(s) is available from the Registrant and each Registrant shall provide the SAI free of charge to any current or prospective contract owner who requests the SAI. Each Registrant and Distributor agree to provide the Company with as many copies of the SAIs as reasonably requested.

3.3    Each Registrant and/or Distributor shall provide the Company with copies of each Registrant's proxy material, reports to stockholders and other communications to stockholders for the Designated Portfolio(s) in such quantity, with expenses to be borne in accordance with Schedule B hereof, as the Company may reasonably require to permit timely distribution thereof to Customers.

3.4    If and to the extent required by law with respect to Accounts under the 1940 Act, the Company shall:

a)	Solicit voting instructions from Customers of such Accounts.

b)	Vote the Designated Portfolio(s) shares held in such Accounts in accordance with instructions received from Customers of such Accounts.

c)
Vote Designated Portfolio shares held in such Accounts for which no instructions have been received in the same proportion as Designated Portfolio(s) shares for which instructions have been received from Customers in such Accounts, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners.

The Company reserves the right to vote Designated Portfolio shares held in any segregated asset account in its own right, to the extent permitted by law.

3.5    The Company shall be responsible for assuring that each of the Accounts holding shares of a Designated Portfolio calculates voting privileges as directed by the Registrant of the Designated Portfolio and agreed to by the Company and such Registrant. Each Registrant agrees to promptly notify the Company of any changes of interpretations or amendments of the Mixed and Shared Funding Exemptive Order.

3.6    Each Registrant will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular each Registrant will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Registrant currently intends, comply with Section 16(c) of the 1940 Act (although none of the Registrants is a type of trust (common-law trusts) as described in Section 16(c) of that Act)as well as with Sections 16(a) and, if and when applicable, 16(b). Further, each Registrant will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.

ARTICLE IV
SALES MATERIAL AND INFORMATION

4.1    The Company shall furnish, or shall cause to be furnished, to each Registrant or its designee, a copy of each piece of sales literature or other promotional material that the Company intends to use and in which the respective Registrant (or a Designated Portfolio thereof) or the Distributor is named in connection with the Contracts, at least ten (10) Business Days prior to its use. No such material shall be used if such Registrant or Distributor objects to such use within five (5) Business Days after receipt of such material. Notwithstanding the foregoing, the Company may use the Portfolio or Registrant name in the Company’s sales literature or other promotional material without seeking prior approval so long as such use is materially consistent with the furnished sales literature or other promotional material and the Company furnishes, or causes to be furnished, to the Portfolio or the Registrant, such material on an annual basis for review.

4.2     The Company shall not give any information or make any representations or statements on behalf of any Designated Portfolio in connection with the sale of the Contracts other than the information or representations contained in the respective registration statements, including the prospectus or SAI for the Designated Portfolio, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Registrant or the Distributor except with the permission of such Registrant or the Distributor, which permission will not be unreasonably withheld. The Registrant and the Distributor agree to respond to any request for approval on a prompt and timely basis.

4.3     Each Registrant or the Distributor shall furnish, or shall cause to be furnished, to the Company, a copy of each piece of sales literature or other promotional material it intends to use in which the Company and/or its separate account(s) is named at least ten (10) Business Days prior to its use. No such material shall be used if the Company objects to such use within five (5) Business Days after receipt of such material.

4.4     Neither a Registrant nor the Distributor shall give any information or make any representations on behalf of the Company or concerning the Company, the Account(s), or the Contracts other than the information or representations contained in a registration statement, including the prospectus or SAI for the Contracts, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company, which will not be unreasonably withheld. The Company agrees to respond to any request for approval on a prompt and timely basis.

4.5    Upon request, each Registrant will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to its Designated Portfolio(s) within a reasonable period of time following the filing of such document(s) with the SEC or FINRA or other regulatory authorities.

4.6    Upon request, the Company will provide to each Registrant at least one complete copy of all registration statements, prospectuses, SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account(s), within a reasonable time after filing of each such document with the SEC or FINRA (except that with respect to post-effective amendments to such prospectuses and SAIs and sales literature and promotional material, only those prospectuses and SAIs and sales literature and promotional material that relate to or refer to a Registrant or Designated Portfolio will be provided.)

4.7     For purposes of Articles IV and VIII, the phrase "sales literature and other promotional material" includes, but is not limited to:

a)
Advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical; radio, television, telephone or tape recording; videotape display, signs or billboards; motion pictures; or other public media; e.g., on-line networks such as the Internet or other electronic media).

b)
Sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints, or excerpts of any other advertisement, sales literature, or published article).

c)	Educational or training materials or other communications distributed or made generally available to some or all agents or employees.

d)	Shareholder reports.

e)	Proxy materials (including solicitations for voting instructions).

f)	Any other material constituting sales literature or advertising under the FINRA rules, the 1933 Act or the 1940 Act.

4.8    At the request of any party to this Agreement, each other party will make available to the other party's independent auditors and/or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party's obligations under this Agreement.

ARTICLE V
FEES AND EXPENSES

5.1    All expenses incident to performance by a Registrant or the Distributor under this Agreement shall be paid by the appropriate party, as further provided in Schedule B. Each Registrant shall see to it that all shares of its Designated Portfolio(s) are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent required, in accordance with applicable state laws prior to their sale.

5.2    The parties shall bear the expenses of the annual distribution (mailing costs) of each Registrant’s prospectus and the distribution (mailing costs) of each Registrant’s proxy materials and reports to owners of Contracts offered by the Company, in accordance with Schedule B.

5.3    As compensation for the services rendered by Company pursuant to this Agreement (as described in Schedule D), the Distributor shall pay Company the fees set forth in Schedule C.

5.4     Notwithstanding Schedule C and Section 5.3, above, the parties acknowledge that a Registrant may, without prior notice, suspend or eliminate the payment of any compensation by amendment, sticker or supplement to the prospectus of the Designated Portfolio(s). The parties agree that the Distributor shall have no obligation to pay any compensation to the Company for the sale of shares of the Designated Portfolios or for providing services to its clients that invest, directly or indirectly, in the Designated Portfolios until the Distributor receives the related compensation from the applicable Designated Portfolio, and that the Distributor's liability to the Company for such payments will not be more than the amount of related compensation that the Distributor receives from such Designated Portfolio.

ARTICLE VI
DIVERSIFICATION AND QUALIFICATION

6.1     Each Registrant and the Distributor represent and warrant that:

a)
Each Registrant will at all times sell its shares and invest its assets in such a manner as to ensure that the Contracts will be treated as annuity contracts or life insurance contracts under the Code, and the regulations issued thereunder.

b)
Without limiting the scope of the foregoing, each Registrant and each Designated Portfolio thereof will at all times comply with Section 817(h) of the Code and Treasury Regulation (§) 1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity contracts and variable life insurance contracts and any amendments or other modifications or successor provisions to such Section or Regulations.

c)	Shares of the Designated Portfolio(s) will be sold only to Participating Insurance Companies and their separate accounts and to Qualified Plans.

d)	No shares of any Designated Portfolio of a Registrant will be sold to the general public.

e)
Each Registrant and each Designated Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and each Designated Portfolio will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect.

f)
They will notify the Company immediately upon having a reasonable basis for believing that a Registrant or a Designated Portfolio has ceased to comply with the aforesaid Section 817(h) diversification or Subchapter M qualification requirements or might not so comply in the future.

6.2    The Company agrees, if the Internal Revenue Service ("IRS") asserts in writing in connection with any governmental audit or review of the Company or, to the Company’s knowledge, of any Customer, that any Designated Portfolio has failed to comply with the diversification requirements of Section 817(h) of the Code or the Company otherwise becomes aware of any facts that could give rise to any claim against a Registrant or the Distributor as a result of such a failure or alleged failure that:

a)	The Company shall promptly notify each Registrant and the Distributor of such assertion or potential claim.

b)	The Company shall consult with each Registrant and the Distributor as to how to minimize any liability that may arise as a result of such failure or alleged failure.

c)
The Company shall use its best efforts to minimize any liability of each Registrant and the Distributor resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations, Section 1.817-5(a)(2), to the commissioner of the IRS that such failure was inadvertent.

d)
Any written materials to be submitted by the Company to the IRS, any Customer or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations, Section 1.817-5(a)(2)) shall be provided by the Company to each Registrant and the Distributor (together with any supporting information or analysis) within at least two (2) Business Days prior to submission.

e)
The Company shall provide each Registrant and the Distributor with such cooperation as each Registrant and the Distributor shall reasonably request (including, without limitation, by permitting each Registrant and the Distributor to review the relevant books and records of the Company) in order to facilitate review by each Registrant and the Distributor of any written submissions provided to it or its assessment of the validity or amount of any claim against it arising from such failure or alleged failure.

ARTICLE VII
POTENTIAL CONFLICTS AND COMPLIANCE WITH MIXED AND SHARED FUNDING EXEMPTIVE ORDER

7.1    The Board of each Registrant will monitor the Registrant for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Registrant. An irreconcilable material conflict may arise for a variety of reasons, including:

a)	Any action by any state insurance regulatory authority.

b)
A change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities.

c)	An administrative or judicial decision in any relevant proceeding.

d)	The manner in which the investments of any Designated Portfolio are being managed.

e)	A difference in voting instructions given by variable annuity Customers or by contract owners of different Participating Insurance Companies.

f)	A decision by a Participating Insurance Company to disregard the voting instructions of contract owners.

The Board of each Registrant shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

7.2    The Company will report any potential or existing conflicts of which it is aware to the Board of each Registrant. The Company will assist the Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are to be disregarded. Such responsibilities shall be carried out by the Company with a view only to the interests of its Customers.

7.3    If it is determined by a majority of the Registrant’s Board, or a majority of its directors or trustees, as applicable, who are not interested persons of the Registrant or the Distributor to any of the Designated Portfolios (the "Independent Directors"), that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the Independent Directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including:

a)
Withdrawing the assets allocable to some or all of the separate accounts from any Registrant or any Designated Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another portfolio of the Registrant.

b)
Submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity contract owners or variable life insurance policy owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change.

c)	Establishing and registering a new management investment company or new separate account.

7.4    If a material irreconcilable conflict arises because of a decision by the Company to disregard Customer voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at a Registrant's election, on behalf of the Designated Portfolio(s), to withdraw each Account’s investment in such Registrant and terminate this Agreement; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Any such withdrawal and termination must take place within six (6) months after such Registrant gives written notice that this provision is being implemented, and until the end of that six month period such Registrant and the Distributor shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of such Registrant.

7.5     If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the Account(s)'s investment in each Designated Portfolio affected by the decision and terminate this Agreement within six (6) months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Until the end of the foregoing six (6) month period, each Designated Portfolio affected by the decision shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of such Designated Portfolio.

7.6    For purposes of Sections 7.3 through 7.5 of this Agreement, a majority of the Independent Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will a Registrant be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Customers affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw each Account's investment in such Registrant and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Independent Directors.

7.7    If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) each Registrant and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable: and (b) Sections 3.5, 7.1, 7.2, 7.3, 7.4, 7.5, and 7.6 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII
INDEMNIFICATION

8.1    Indemnification By the Company

(a)    The Company agrees to indemnify and hold harmless each Registrant, the Designated Portfolios, and the Distributor and each of their respective officers and directors or trustees and each person, if any, who controls a Registrant or the Distributor within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) or settlements are related to the sale or acquisition of Designated Portfolio shares or the Contracts and:

(i)
Arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or SAI covering the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of a Registrant or the Distributor for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Registrant shares.

(ii)
Arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or other promotional material of a Registrant not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Registrant shares.

(iii)
Arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material of a Registrant, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Registrant by or on behalf of the Company.

(iv)	Arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement.

(v)
Arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, including without limitation Section 2.8 and Section 6.2hereof, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

(b)    The Company shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.
(c)    The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Company has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
(d)    The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of Registrant shares or the Contracts or the operation of a Registrant.
(e)    IN NO EVENT WILL ANY PARTY BE LIABLE TO ANY OTHER PARTY OR ANY THIRD PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL OR INDIRECT DAMAGES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES.

8.2    Indemnification by each Registrant and the Distributor

(a)    Each Designated Portfolio and the Distributor, severally and not jointly (in each case solely to the extent relating to such party’s responsibilities in the Agreement), agree to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the indemnifying Registrant or the Distributor) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may be required to pay or become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities (or actions in respect thereof) or settlements, are related to the operations of the indemnifying Registrant or the Distributor and:

(i)
Arise, as a result of any failure by the indemnifying Registrant or the Distributor to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement).

(ii)
Arise out of or result from any material breach of any representation and/or warranty made by the indemnifying Registrant or the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the indemnifying Registrant.

(iii)
Arise out of or result from the incorrect or untimely calculation or reporting of the daily net asset value per share (subject to Section 1.9 of this Agreement) or dividend or capital gain distribution rate, as limited by and in accordance with the provisions of Sections 8.3(b) hereof.

(iv)
Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature or other promotional material of the indemnifying Registrant prepared by the Registrant or the Distributor (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the indemnifying Registrant or the Distributor by or on behalf of the Company for use in the Registrant’s registration statement, SAI, prospectus, sales literature, or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Registrant shares.

(v)
Arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, sales literature or other promotional material for the Contracts not supplied by the indemnifying Registrant or the Distributor or persons under its control) or wrongful conduct of the indemnifying Registrant or the Distributor or persons under their control, with respect to the sale or distribution of the Contracts or Registrant shares.

(vi)
Arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material of the Company, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of the indemnifying Registrant.

(b)    Neither the Distributor nor any Registrant shall be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.
(c)    Neither the Distributor nor any Registrant shall be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified a Registrant or the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Registrant or the Distributor of any such claim shall not relieve it from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Registrant or the Distributor has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, each indemnifying Registrant and the Distributor will be entitled to participate, at its own expense, in the defense thereof. Each indemnifying Registrant and the Distributor shall also be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from an indemnifying Registrant or the Distributor to such party of such Registrant’s or the Distributor’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying Registrant and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)    The Company agrees promptly to notify each Registrant or the Distributor of the commencement of any litigation or proceeding against them or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account(s), or the sale or acquisition of Registrant shares.
(e)    IN NO EVENT WILL ANY PARTY BE LIABLE TO ANY OTHER PARTY OR ANY THIRD PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL OR INDIRECT DAMAGES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES.

ARTICLE IX
APPLICABLE LAW

9.1    This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State. Each party hereby irrevocably and unconditionally submits to the jurisdiction of (i) the United States District Court for the Southern District of New York and (ii) the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement. Each party hereby agrees to commence any such action, suit or proceeding in the United States District Court for the Southern District of New York or, if such suit, action or other proceeding cannot be brought in such court for jurisdictional reasons, to commence such suit, action or other proceeding in the Supreme Court of the State of New York, New York County. Service of any process, summons, notice or document by U.S. registered or certified mail to such party’s respective address set forth in Article XIV shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Agreement.

9.2    This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X
PRIVACY AND CONFIDENTIAL INFORMATION

10.1    The Company acknowledges that they must comply with the information security standards of the Gramm-Leach-Bliley Act (15 USC 6801, 6805(b)(1)) (“Gramm-Leach-Bliley Act”) and all regulations under said act, as well as all other statutory and regulatory acts and requirements including the SEC Regulation S-P sections regarding “non-public personal information” (“Protected Information”), as well as each Registrant’s own internal information security programs and guidelines. The Company will reasonably assist each Registrant in conforming to and complying with any and all information protection policies, including delivery of such Registrant’s privacy promise.

10.2     The Company agrees to not disclose or use Protected Information except in the ordinary course of business as necessary to carry out the terms of this Agreement and in compliance with Regulation S-P including, but not limited to, Section 11 of Regulation S-P, and other applicable Federal and state statutes and regulations regarding privacy of consumer information.

10.3    Confidential information shall mean any non-public information of one party hereto (“Discloser”) that is disclosed to another party hereto (“Recipient”). Confidential information includes, but is not limited to:

(a)	Any and all proprietary information

(b)	Data

(c)	Trade secrets

(d)	Business information

(e)	Customer names and addresses and other Customer account information

(f)	All information reasonably identified as confidential in writing by any other party hereto.

The Recipient shall not disclose or use confidential information other than in the course of ordinary business to carry out the purpose for which the confidential information was provided to the Recipient. The Recipient shall not disclose Customer information on other than a “need to know” basis and then only to:

(a)	Recipient’s employees or officers.

(b)	Affiliates of Recipient provided they would be restricted in use and redisclosure to the same extent as the Recipient.

(c)	Selected subcontractors who have entered into confidentiality agreements no less restrictive that the terms of this Agreement.

(d)	Any exceptions as listed in 15 USC 6802(e) and/or other associated regulations established under the Gramm-Leach-Bliley Act or other Federal and/or state statutes.

Before any disclosure of confidential information as required by law, the Recipient must notify the Discloser of any actual or threatened legal compulsion of disclosure and/or any legal obligation of disclosure immediately upon becoming obligated. The Recipient must also cooperate with the Discloser’s reasonable, lawful effort to resist, limit, or delay disclosure. Any requests or demands for confidential information by any applicable regulator shall not require notification or any other action by any Registrant, the Distributor, or the Company.

These confidentiality obligations do not apply to information which:

(a)	Recipient already rightfully possesses when given by Discloser.

(b)	Recipient develops independently of the Discloser.

(c)	Becomes “public information” by methods other than by breach of this section.

(d)	Recipient rightfully receives from a third party without the obligation of confidentiality.

ARTICLE XI
ANTI-MONEY LAUNDERING REGULATIONS

11.1    To allow each Registrant to comply with applicable “Know Your Customer” and/or any Federal or state Anti-Money Laundering laws and regulations, the Company will, upon request by any Registrant, the Independent Directors of each Registrant, or the Distributor provide, in a timely manner, any documentation deemed necessary regarding the Company’s “Know Your Customer” and/or Your Anti-Money Laundering policies and procedures. The Company agrees to:

(a)	Have in place established policies and procedures designed to prevent and detect money laundering.

(b)	Meet applicable anti-money laundering legal and regulatory requirements.

(c)
Have procedures in place to ensure that none of the Customers that invest within any Designated Portfolio’s shares appear on or are covered by any list or prohibited persons, entities, and/or jurisdictions maintained and administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”).

(d)	Identify and continue to identify and retain all documentation necessary to identify the Customers and their sources of funds.

(e)	Monitor for suspicious transactions and to assist a Registrant in monitoring for such transactions upon request from the Registrant, its transfer agent, or its Independent Directors or Trustees.

11.2    At time of acceptance of the Agreement, the Company does not believe, nor have any current reason to believe, and will immediately notify each Registrant if the Company comes to have any reason to believe that any of the Customers that invest within any Registrant shares through the Company are engaged in money-laundering activities or are associated with any terrorist and/or other individuals, entities or organizations sanctioned by the United States or any other jurisdictions in which the Company does business, or appear on any lists of prohibited persons, entities and/or jurisdictions maintained and administered by OFAC.

The provisions of this section shall survive the termination of this Agreement.

ARTICLE XII
USE OF NAMES

12.1    Except as otherwise expressly provided for in this Agreement, and in connection with the Agreement, the Registrants and the Distributor shall not use any trademark, trade name, service mark, or logo of the Company, or any variation of any such trademark, trade name, service mark, or logo without the Company’s prior written consent, which consent may not be unreasonably withheld. Such consent shall be requested in writing and consent shall be given or denied, in writing, within ten (10) Business Days.

12.2    Except as otherwise expressly provided for in this Agreement, the Company shall not use any name, trademark, trade name, service mark, or logo, or any variation of such trademark, trade name, service mark, or logo of the Registrants or the Distributor, or any of their affiliated parties (collectively, for this Article XII, the “Voya Parties”) including but not limited to the mark “Voya™” (collectively, the “Voya Marks”), without the prior written consent of the Voya Parties, which consent may not be unreasonably withheld. The Voya Parties hereby consent to the Company’s use of the Voya Marks during the term of this agreement, subject to the terms of this Article XII (c) and (d) of this agreement. Such consent will terminate automatically when this agreement is terminated pursuant to its terms.

12.3    At least ten (10) Business Days prior to Company’s use of a Voya Mark, Company will seek written permission from the Voya Parties for its use. No material containing a Voya Mark will be used until the Voya Parties consent in writing; provided, however, that the Voya Parties shall notify the Company in writing, within nine (9) Business Days of receipt (i) of its consent to use, or, (ii) of its reasonable objection to such use. The Voya Marks may be used and displayed only in the form approved by the Voya Parties in writing, which the Voya Parties may amend from time to time. If applicable, the Voya Parties may provide written branding standards and requirements with respect to the use of Voya Marks, and the Company will comply with all such branding standards and requirements. Upon the termination of the agreement, or the earlier request of the Voya Parties, the Company shall immediately discontinue all use of the Voya Marks and return all Voya Marks to the Voya Parties or destroy them, as directed by the Voya Parties.

12.4    Notwithstanding anything contrary in this agreement, to the extent that the Company uses the Voya logo, it must comply with the terms and conditions of the Voya™ Logo Agreement, as such agreement may be amended from time to time.

ARTICLE XIII
TERMINATION

13.1 This Agreement shall terminate:

(a)
At the option of any party, with or without cause, with respect to some or all Designated Portfolios, upon ninety (90) days advance written notice delivered to the other parties; provided, however, that such notice shall not be given earlier than six (6) months following the date of this Agreement.

(b)
At the option of the Company by written notice to the other parties with respect to any Designated Portfolio based upon the Company's determination that shares of such Designated Portfolio are not reasonably available to meet the requirements of the Contracts.

(c)
At the option of the Company by written notice to the other parties with respect to any Designated Portfolio in the event any of the Designated Portfolio shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company.

(d)
At the option of a Registrant or the Distributor in the event that formal administrative proceedings are instituted against the Company by FINRA, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account(s), or the purchase of Registrant shares, if, in each case, a Registrant or the Distributor, as the case may be, reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement.

(e)
At the option of the Company in the event that formal administrative proceedings are instituted against a Registrant or the Distributor by FINRA, the SEC, or any state securities or insurance department or any other regulatory body, if the Company reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of such Registrant or the Distributor to perform its obligations under this Agreement.

(f)
At the option of the Company by written notice to a Registrant with respect to any Designated Portfolio of such Registrant if the Company reasonably believes that the Designated Portfolio will fail to meet the Section 817(h) diversification requirements or Subchapter M qualifications specified in Article VI hereof.

(g)
At the option of either a Registrant or the Distributor, if such Registrant or the Distributor shall determine, in its sole judgment reasonably exercised in good faith, that the Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on the Company's ability to perform its obligations under this Agreement. The Registrant or the Distributor shall notify the Company of that determination and its intent to terminate this Agreement, and after considering the actions taken by the Company and any other changes in circumstances since the giving of such a notice, the determination of the Registrant or the Distributor shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth (60th) day shall be the effective date of termination.

(h)
At the option of the Company, if the Company shall determine, in its sole judgment reasonably exercised in good faith, that a Registrant or the Distributor has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on the Registrant’s or the Distributor’s ability to perform its obligations under this Agreement. The Company will notify each Registrant or the Distributor, as appropriate, of that determination and its intent to terminate this Agreement, and after considering the actions taken by each Registrant or the Distributor and any other changes in circumstances since the giving of such a notice, the determination of the Company shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth (60th) day shall be the effective date of termination.

(i)
At the option of any non-defaulting party hereto in the event of a material breach of this Agreement by any party hereto (the "defaulting party") other than as described in Section 10.1(a)-(j); provided, that the non-defaulting party gives written notice thereof to the defaulting party, with copies of such notice to all other non-defaulting parties, and if such breach shall not have been remedied within thirty (30) days after such written notice is given, then the non-defaulting party giving such written notice may terminate this Agreement by giving thirty (30) days written notice of termination to the defaulting party.

(j)	At any time upon written agreement of all parties to this Agreement.

13.2    Effect of Termination

Notwithstanding any termination of this Agreement, other than as a result of a failure by either a Registrant or the Company to meet Section 817(h) of the Code diversification requirements, such Registrant and the Distributor shall, at the option of the Company, continue to make available additional shares of the Designated Portfolio(s) pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Designated Portfolio(s), redeem investments in the Designated Portfolio(s) and/or invest in the Designated Portfolio(s) upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 13.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

13.3    Surviving Provisions

Notwithstanding any termination of this Agreement, each party’s obligations under Article VIII to indemnify other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement.

ARTICLE XIV
NOTICES

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

If to a Registrant:

Voya funds
Attn: Legal Department
7337 E Doubletree Ranch Road #100
Scottsdale, AZ 85258

If to Voya Investments Distributor, LLC:

Voya Investments Distributor, LLC
Attn: Legal Department
7337 E Doubletree Ranch Road #100
Scottsdale, AZ 85258

If to the Company:

Symetra Life Insurance Company
Attn: Law Department- SC-11
777 108th Ave NE, Ste 1200
Bellevue, WA 98004

ARTICLE XV
MISCELLANEOUS

14.1    Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the Customers and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain. Without limiting the foregoing, no party hereto shall disclose any information that another party has designated as proprietary.

14.2    The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

14.3    This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

14.4    If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

14.5    Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish any applicable state insurance department as may apply with any information or reports in connection with services provided under this Agreement which may be requested by the state in order to ascertain whether the variable annuity operations of the Company are being conducted in a manner consistent with any applicable law or regulations.

14.6    Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in a forum jointly selected by the relevant parties (but if applicable law requires some other forum, then such other forum) in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

14.7    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

14.8    This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto, provided however, that any party (“Acquired Party”) may, upon notice to all other parties hereto, assign this Agreement to any entity that acquires all or substantially all of the Acquired Party’s assets or capital stock or results from one or more mergers, an initial public offering or any other corporate reorganization.

14.9    The Company agrees that the obligations assumed by each Registrant and/or the Distributor pursuant to this Agreement shall be limited in any case to such Registrant and/or the Distributor and their respective assets and the Company shall not seek satisfaction of any such obligation from the shareholders of the Registrant and/or the Distributor, the directors, officers, employees or agents of the Registrant and/or the Distributor, or any of them.

14.10    Each Registrant and the Distributor agree that the obligations assumed by the Company pursuant to this Agreement shall be limited in any case to the Company and its assets and neither the Distributor nor any Registrant shall seek satisfaction of any such obligation from the shareholders of the Company, the directors, officers, employees or agents of the Company, or any of them.

14.11    No provision of this Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between each Registrant and the Distributor.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

Symetra Life Insurance Company
By its authorized officer,

By:______________________________
Daniel R. Guilbert
Title: Executive Vice President
Date:

Voya Variable Portfolio, Inc.
By its authorized officer,

By:______________________________

Title:
Date:

Voya Investors Trust
By its authorized officer,

By:______________________________

Title:
Date:

Voya Investments Distributor, LLC
By its authorized officer,

By:____________________________

Title:
Date:

SCHEDULE A
CONTRACTS, SEPARATE ACCOUNTS
AND DESIGNATED PORTFOLIOS

Contracts:

Spinnaker Variable Annuity
Spinnaker Advisor Variable Annuity
Spinnaker Plus Variable Annuity
Spinnaker Choice Variable Annuity
Mainsail Variable Annuity
Symetra Group Variable Annuity (unregistered)
Spinnaker Group Variable Annuity (unregistered)
Premier Variable Universal Life
Enhanced Variable Universal Life
Symetra Variable Corporate Owned Life Insurance (unregistered private placement)

Separate Accounts
Symetra Separate Account C
Symetra Resource Variable Account B
Symetra Separate Account G (unregistered)
Symetra Separate Account D (unregistered)
Symetra Separate Account SL
Symetra Separate Account VL (unregistered)

Designated Portfolios/ Classes/ Registrants:
Voya Global Value Advantage Portfolio/Service Class/ Voya Variable Portfolios, Inc.
VY® JPMorgan Emerging Markets Equity Portfolio/ Initial Class/ Voya Investors Trust

SCHEDULE B
EXPENSES

Each Registrant and/or the Distributor and the Company will coordinate the functions and pay the costs of the completing these functions based upon an allocation of costs in the tables below. Costs shall be allocated to reflect each Designated Portfolio’s share of the total costs determined according to the number of pages of each Designated Portfolio’s respective portions of the documents.

ITEM	FUNCTION	CO-ORDINATING PARTY	EXPENSES PAID BY
Registrant Prospectus	Printing of combined prospectuses	Registrant provides PDF Company prints	Company pays; Registrant reimburses the Company for costs associated with the Designated Portfolios

	Distribution (includes postage) to new and inforce Customers	Company	Registrant
	Distribution (includes postage) to prospective Customers	Company	Company
Registrant Prospectus Annual Update and Distribution		Registrant provides PDF Company prints & distributes	Company pays; Registrant reimburses the Company for costs associated with the Designated Portfolios
Product Prospectus Update & Distribution		Company	Company
Registrant SAI		Registrant	Registrant
Product SAI		Company	Company
Registrant Proxy Material		Registrant	Registrant
Registrant Annual and/or Semi Annual reports		Registrant provides Company distributes	Registrant

SCHEDULE C
Fee Schedule

As compensation for the services provided under this Agreement (including those services described in Schedule D), the Distributor shall pay the Company the fees set forth below.

1.
Fee: The fee applicable to the Designated Portfolios and classes available to Company shall be 0.25% (25 basis points) per annum of the aggregate average daily net asset value of all shares held in the applicable classes of the Designated Portfolios through the Accounts for Company’s clients (the “Fee”). Company acknowledges that payments under a Designated Portfolio’s plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act, or servicing plan (whether or not adopted pursuant to Rule 12b-1) can be credited towards the payment of the fee owed to Company. In any case, the parties acknowledge that Distributor is, and shall remain, obligated to pay Company the full rate due under this Agreement.

2.	Payment: Distributor will pay the Fee within 30 days of the end of each calendar quarter and shall pay any amounts due for such services provided up to the termination of this Agreement.

SCHEDULE D

List of Services

1.    The Company shall be responsible for performing certain shareholder services (“Shareholder Services”) with respect to the Accounts, which shall include without limitation:

•	Assisting Customers in designating and changing dividend options, account designations and addresses;

•	Establishing and maintaining accounts and records relating to Customers;

•	Answering questions and handling correspondence from Customers about their accounts and the Designated Portfolios;

•	Maintaining participant account records that reflect allocations to the Designated Portfolios;

•	Facilitating the tabulation of votes in the event of a meeting of shareholders;

•
Transmitting proxy statements and other proxy solicitation materials, annual and semi-annual reports, the Designated Portfolios’ then current prospectuses and/or summary prospectuses and other communications from the Designated Portfolios to Customers as may be required by all applicable federal and state laws, rules, and regulations, including the rules of a self-regulatory organization and by agreement between the Company and the Customers;

•	Receiving Customer purchase and redemption requests for shares that reflect allocations to the Designated Portfolios; and

•	Providing such other related shareholder services upon which the Distributor and the Company may mutually agree.

2.    The Company shall perform some or all of the following sales support services (“Distribution Services”) related to the distribution of shares to the Separate Accounts that invest in the Designated Portfolios, which shall include without limitation:

•	Preparing advertising, educational and marketing materials that lists the Designated Portfolios;

•	Assisting Customers in completing application forms including allocations to the Designated Portfolios;

•	Developing, preparing, printing and mailing of advertisements, sales literature and other promotional materials describing and/or relating to the Designated Portfolios;

•	Holding seminars and sales meetings designed to promote the sale of Designated Portfolios’ shares;

•	Providing a dedicated plan sponsor website;

•	Providing a dedicated Customer website;

•	Providing participant bench-marking tools, calculators and newsletters

•	Training sales personnel regarding a Designated Portfolio’s; and

•	Any other activity that the Distributor determines is primarily intended to result in the sale of a Designated Portfolio’s shares.

3.
The Company shall provide all personnel, facilities and equipment reasonably necessary in order for it to perform the functions described in this section with respect to the Customers. The Company shall exercise reasonable care in performing all such services.

SCHEDULE E
Transaction Procedures
Option A -Procedures for Orders Conducted through NSCC-DCCS

1.Orders received by the Company prior to the prior to the close of regular trading on the NYSE (“Close of Trading”) on any given Business Day and that are transmitted to Distributor via the NSCC Fund/SERV system by 9:00 a.m. Eastern Time the next Business Day will be executed by Distributor at the net asset value determined as of the Close of Trading on the Business Day the Order was received by the Company.
2.    If the NSCC FUND/SERV system, the NSCC Defined Contribution and Settlement Service (NSCC-DCC&S), or other automated means agreed upon among the parties (e.g., computer, etc.) for the placement of orders is unavailable or there is a malfunction in Company’s systems, parties shall follow the transaction procedures in Schedule E, Option B.
3.    Orders received and accepted by the Company prior to the Close of Trading on any given Business Day and that are transmitted to Distributor via the NSCC Fund/SERV system after 9:00 a.m. Eastern Time the next Business Day, and Orders received and accepted by the Company after the Close of Trading on any given Business Day will be executed by Distributor at the net asset value determined as of the Close of Trading on the next Business Day following the day of receipt of such Order by the Company. The day on which an Order is executed by Distributor pursuant to the procedures set forth in this Schedule E is hereinafter referred to as the “Effective Trade Date.”
4.    By 9:00 p.m. Eastern Time on each Business Day, Distributor will provide the Company via facsimile or other electronic transmission, the net asset value for the Designated Portfolios, dividend, and capital gain information and, in the case of income Designated Portfolios, the daily accrual for interest rate factor, determined at the Close of Trading. Certain events (e.g., fair valuation, computer system failures, natural catastrophes, etc.) may delay the above mentioned time, or require a revision to the above mentioned information. If on any Business Day Distributor does not provide the above mentioned information to the Company, the Company shall hold all associated transaction activity in the Designated Portfolios until the relevant information is made available by Distributor, unless agreed otherwise by the parties.
5.    By 8:00 a.m. Eastern Time on the Business Day following receipt of Orders, the Company will provide to Distributor via facsimile or other electronic transmission, a report stating whether the Orders received by the Company from Customers by the Close of Trading on such Business Day resulted in each Account having net purchases or net redemptions of Designated Portfolio shares.
6.    Upon timely receipt from the Company of the report described in (5) above, Distributor will execute the purchase or redemption transactions (as the case may be) at the net asset value computed at the Close of Trading on the Effective Trade Date. Such purchase and redemption transactions will normally settle on the Business Day next following the Effective Trade Date, unless otherwise provided in the Designated Portfolios’ prospectus. Payments for net purchase and net redemption orders shall be made by wire transfer by the Company (for net purchases) or by the Designated Portfolios (for net redemptions) to the account designated by the appropriate receiving party on the Business Day following the Effective Trade Date. In the case of a net redemption, such wires should be sent to the Company’s designated account provided by the Company in writing.
Option B -Non-NSCC Orders

1.Orders received and accepted by the Company prior to Close of Trading on any given Business Day and received by Distributor by 7:30 a.m. Eastern Time the next Business Day will be executed by Distributor at the net asset value determined as of the Close of Trading on the Business Day the order was received by the Company.
2.Orders received and accepted by the Company prior to the Close of Trading on any given Business Day and received by Distributor after 7:30 a.m. Eastern Time on the next Business Day, and Orders received and accepted by the Company after the Close of Trading on any given Business Day will be executed by Distributor at the net asset value determined as of the Close of Trading on the next Business Day following the day of receipt of such Order by the Company. The day on which an Order is executed by Distributor pursuant to the procedures set forth in this Schedule E is hereinafter referred to as the “Effective Trade Date.”
3.By 7:00 p.m. Eastern Time on each Business Day, Distributor will provide the Company via facsimile or other electronic transmission, the net asset value for the Designated Portfolios, dividend, and capital gain information and, in the case of income Designated Portfolios, the daily accrual for interest rate factor, determined at the Close of Trading. Certain events (e.g., fair valuation, computer system failures, natural catastrophes, etc.) may delay the above mentioned time, or require a revision to the above mentioned information. If on any Business Day Distributor does not provide the above mentioned information to the Company, the Company shall hold all associated transaction activity in the Designated Portfolios until the relevant information is made available by Distributor, unless agreed otherwise by the parties.
4.By 10:00 a.m. Eastern Time on the Business Day following receipt of Orders, the Company will provide to Distributor via facsimile or other electronic transmission, a report stating whether the Orders received by the Company from Customers by the Close of Trading on such Business Day resulted in each Account having net purchases or net redemptions of Designated Portfolios shares.
5.Upon timely receipt from the Company of the report described in (5) above, Distributor will execute the purchase or redemption transactions (as the case may be) at the net asset value computed at the Close of Trading on the Effective Trade Date. Such purchase and redemption transactions will normally settle on the Business Day next following the Effective Trade Date, unless otherwise provided in the applicable Designated Portfolio’s prospectus. Payments for net purchase and net redemption orders shall be made by wire transfer by the Company (for net purchases) or by the Designated Portfolios (for net redemptions) to the account designated by the appropriate receiving party on the Business Day following the Effective Trade Date. In the case of a net redemption, such wires should be sent to the Company’s designated account provided by the Company in writing.